Exhibit 99.2

Xerium Technologies to be Acquired by Andritz AG for $13.50 Per Share

June 24, 2018

YOUNGSVILLE, NC – Xerium Technologies, Inc. (NYSE: XRM) and Andritz AG (WBAG: ANDR) today announced that they have entered into a definitive merger agreement under which Andritz will acquire Xerium for $13.50 per share in an all-cash transaction. This price per share represents a premium of 146.8% to the unaffected share price prior to the announcement by Xerium of a review of strategic alternatives on March 19, 2018. Two of Xerium’s largest stockholders, Carl Marks Management Company and Wynnefield Capital, which together represent approximately 20% of Xerium’s outstanding common stock, have entered into a voting agreement with Andritz to support the merger.

James Wilson, Chairman of the Xerium Board, said, “This transaction represents a great outcome for Xerium stockholders, and is a reflection of the effort and accomplishment of our employees. It is also a major step forward for the Company’s long-term business competitiveness and ability to serve customers.”

Mark Staton, Xerium’s President and Chief Executive Officer, said, “We are very excited about this coming together with Andritz. Their prestigious reputation in our industry, as well as their true global scale, provides a compelling opportunity for our own global workforce. I am convinced that Andritz will be a great long term owner of Xerium.”

Completion of the transaction is subject to approval by Xerium’s stockholders, regulatory approvals, and other customary closing conditions. The parties expect to close the transaction during the second half of 2018.

TN Capital Advisors, LLC (“True North”) served as exclusive financial advisor to Xerium for this transaction, and Latham & Watkins LLP served as legal advisor to Xerium.

About Xerium Technologies

Xerium Technologies, Inc. (NYSE: XRM) is a leading global provider of industrial consumable products and services. Its products and services are consumed during machine operation by its customers. Xerium operates around the world under a variety of brand names, and utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 28 manufacturing facilities in 13 countries around the world, Xerium has approximately 2,850 employees.

Additional Information and Where to Find It

In connection with the proposed merger, Xerium plans to file with the Securities and Exchange Commission (“SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, XERIUM’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Xerium files with the SEC (when available) from the SEC’s website at www.sec.gov and the “Investor Relations” section of Xerium’s website at www.xerium.com. In addition, the proxy statement and other documents filed by Xerium with the SEC (when available) may be obtained from Xerium free of charge by directing a request to Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596.

Participants in the Solicitation

This press release does not constitute a solicitation of proxy or an offer to purchase or a solicitation of an offer to sell any securities. Xerium and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Xerium’s stockholders in connection with the proposed merger. Information about Xerium’s directors and executive officers and their interests in the proposed merger is set forth in Xerium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 30, 2018. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that do not relate solely to historical facts and involve risks and uncertainties or predict or describe future events or trends are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Xerium’s future prospects, developments, and business strategies. These statements may be identified by words such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions or the negative of these expressions. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which Xerium has no control. These factors, risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to obtain the approval of Xerium’s stockholders or required regulatory clearances or the failure to satisfy any of the other closing conditions to the Merger; potential disruption of management’s attention from Xerium’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on the ability of Xerium to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; the economic strength and competitive nature of the geographic markets that Xerium serves; Xerium’s ability to increase manufacturing capacity and productivity; Xerium’s ability to increase selling prices during periods of increasing raw material costs; the impact of foreign currency exchange rate fluctuations; and compliance with U.S. and foreign laws, including the Foreign Corrupt Practices Act, as well as the other risks detailed from time to time in Xerium’s filings with the SEC, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made, and Xerium does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

Contact

Cliff Pietrafitta

Chief Financial Officer

Investor relations line: 919-526-1444